Exhibit 10.10

Resolutions of
the Board of Directors of Lands’ End, Inc.
Adopted
November 20, 2014

WHEREAS, the Board of Directors (the “Board”) of Lands’ End, Inc. (the “Company”) believes that it is desirable and in the best interests of the Company to recognize the exceptional time requirements, additional responsibilities performed at the request of the Board and the Company, and the overall performance of such responsibilities and leadership of the former Chairman of the Board, Elizabeth Darst Leykum, all in connection with the Company’s separation from Sears Holdings Corporation, including the transition of the Company as a publicly traded company independent from Sears Holdings Corporation;

NOW, THEREFORE, BE IT RESOLVED, that notwithstanding anything to the contrary in the Company’s Director Compensation Policy, as adopted by the Board on March 14, 2014, as amended on August 22, 2014 (the “Policy”), Elizabeth Darst Leykum shall receive a one-time cash payment of $100,000 for her service as Chairman of the Board, which shall be in addition to the compensation she is otherwise entitled to pursuant to the Policy as a member of the Board; and

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to pay or cause to be paid such compensation, in the name and on behalf of the Corporation.

Additional Actions and Ratification

FURTHER RESOLVED, that any officer of the Company be, and each hereby is, authorized, directed and empowered to negotiate, execute, acknowledge, seal and deliver, in the name and on behalf of the Company, and to the extent necessary or appropriate, under corporate seal and duly attested by its Secretary or any Assistant Secretary, any and all agreements, instruments and other documents whatsoever (including any powers of attorney authorizing any person to act on behalf of the Company), and do any and all other things whatsoever, as is deemed necessary or appropriate under applicable law or as such officer shall in his or her absolute and unfettered discretion deem appropriate in connection with any of the foregoing resolutions and any matters ancillary thereto and/or to carry out the purposes and intent thereof, with such changes thereto or amendments thereof as the officer executing the same shall in his or her absolute and unfettered discretion deem or determine necessary or appropriate and approve, the execution and delivery thereof to be deemed conclusive evidence of such approval;

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, in accordance with the foregoing resolutions, authorized and directed, for and on behalf of the Company, to take all action and execute all documents and make such filings pursuant to federal, state, local and foreign laws as any of them may deem appropriate to effectuate and carry out the purposes of the foregoing resolutions;

FURTHER RESOLVED, that all actions heretofore taken by the Board and any of the officers, representatives or agents of the Company or any of their affiliates in connection with any matter referred to in the foregoing resolutions, be, and each of the same hereby is, ratified, confirmed and approved in all respects as the act and deed of the Company; and

FURTHER RESOLVED, that any resolutions inconsistent with the foregoing or with any action of any officer pursuant to the foregoing are hereby modified or rescinded so as to be consistent herewith and therewith.